UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Rexford Industrial Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11620 Wilshire Blvd., Suite 1000 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 996-1680	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625 % Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

This Current Report on Form 8-K is filed by Rexford Industrial Realty, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 14, 2020, we completed an underwritten public offering of 6,250,000 shares of our common stock, $0.01 par value per share (the “Common Stock”), for net proceeds of approximately $247.7 million, after deducting the underwriting discount and estimated expenses payable by us. We have also granted the underwriters an option to purchase an additional 937,500 shares of Common Stock, which is exercisable for 30 days from the date of the Underwriting Agreement (as defined below).

In connection with the issuance and sale of shares of the Common Stock, we entered into an underwriting agreement, dated May 11, 2020, among us, our operating partnership, Rexford Industrial Realty, L.P. (the “Operating Partnership”), and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as the underwriters (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, we have agreed not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock for 30 days after May 11, 2020 without first obtaining the written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., subject to certain exceptions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to an effective shelf registration statement (File No. 333-229731), a base prospectus, dated February 19, 2019, included as part of the registration statement, and a prospectus supplement, dated May 11, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Common Stock issued and sold in the offering.

On May 14, 2020, we contributed the net proceeds of the offering to our Operating Partnership in exchange for 6,250,000 common units of partnership interests in the Operating Partnership. The Operating Partnership will use the net proceeds to fund future acquisitions, fund our development or redevelopment activities and for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 11, 2020, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rexford Industrial Realty, Inc.

Date: May 14, 2020	By:	/s/ Adeel Khan
Adeel Khan
Chief Financial Officer